Exhibit 99.1

Company / Investor Contact:
Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust to Redeem All Outstanding Shares of its 6.90% Series E Cumulative Redeemable Preferred Shares

Radnor, PA, March 10, 2017 — Brandywine Realty Trust (NYSE:BDN) announced today that it intends to redeem all of its outstanding 4,000,000 shares of 6.90% Series E Cumulative Redeemable Preferred Shares (NYSE: BDN-PE) (the “Series E Preferred Shares”) on April 11, 2017 (“the Redemption Date”). The Series E Preferred Shares will be redeemed at a redemption price of $25.00 per share (the “Redemption Price”). In addition, on April 17, 2017 (the “Distribution Payment Date”) Brandywine Realty Trust will pay each holder of record of Series E Preferred Shares on March 30, 2017 any accrued and unpaid distribution payable with respect to the Series E Preferred Shares up to, but not including the Distribution Payment Date, which represents an amount equal to $0.50792 per share (the “Distribution”). The Redemption Price together with the Distribution will result in an aggregate of $25.50792 payable per share. The Redemption Price and the Distribution will be paid in cash and will be funded from our existing cash balances on hand. From and after the Distribution Payment Date, distributions will cease to accrue, and on and after the Distribution Payment Date, the only remaining rights of holders of shares of Series E Preferred Shares will be the right to receive payment of the Redemption Price and the Distribution. On the Redemption Date, Brandywine Realty Trust will recognize a preferred share redemption charge of $3.2 million, or $.02 per diluted share, during the second quarter of 2017 related to the original issuance costs. The redemption charge has not been previously included in earnings guidance for the year ended December 31, 2017.

The notice of redemption and other materials relating to the redemption of shares of Series E Preferred Shares will be mailed to holders of such shares on or about March 10, 2017. As will be specified in the notice of redemption, payment of the Redemption Price will be made only upon presentation and surrender of the certificates representing Series E Preferred Shares to the redemption agent, Computershare Trust Company, N.A. If delivered by mail, certificates should be sent to 250 Royall Street, Canton MA 02021. Holders of Series E Preferred Shares that hold their shares through the Depository Trust Company (“DTC”) will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notice of redemption of the Series E Preferred Shares should be directed to Computershare Trust Company, N.A. at (800) 546-5141.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 210 properties and 27.6 million square feet as of December 31, 2016, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon

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certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.